Exhibit 10.1

EXCHANGE RIGHT AND LEAK-OUT AGREEMENT

July 26, 2017

This Exchange Right and Leak-Out Agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and among Inventergy Global, Inc., a Delaware corporation (the “Company”), and the person or persons named on the signature pages hereto (collectively, the “Holder”).

Reference is hereby made to the Securities Purchase Agreement, dated July 21, 2016, by and among the Company and the certain purchasers signatory thereto (the “SPA”), pursuant to which the Holder acquired shares of Series E Convertible Preferred Stock (“Shares”), which Shares are convertible into shares of common stock (the “Common Stock”) of the Company (“Conversion Shares”). Capitalized terms not defined herein shall have the meaning as set forth in the SPA. The terms of the Shares are set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock, filed with the State of Delaware on July 22, 2016 (the “Certificate of Designation”).

Exchange Right.

From the date hereof until the date that the Shares are no longer outstanding, in lieu of conversion at the Conversion Price set forth in Section 6 of the Certificate of Designation, the Holder shall have the right to exchange (“Exchange”) the Shares for shares of Common Stock hereunder provided that the exchange rate shall be, for each Share, a number of Conversion Shares that results in net proceeds upon resale equal to, in the aggregate, $1,350. By way of example, in the event that the Holder exercises the right to Exchange 1,000 Shares, then the Holder shall have the right to receive Conversion Shares which yield aggregate net proceeds, upon resale, equal to, in the aggregate, $1,350,000. The Exchange shall occur otherwise pursuant to Section 6 of the Certificate of Designation and, after the date hereof, any Notice of Conversion shall be presumed made pursuant to this Agreement unless otherwise indicated in the Notice of Conversion. Upon delivery of a Notice of Conversion, the Company shall be obligated to deliver such number of Conversion Shares that would result in such aggregate net proceeds assuming a sales price equal to the VWAP (as defined in the SPA) immediately prior to the delivery of such Notice of Conversion (if additional Conversion Shares are required, such shares shall be delivered promptly (and in any event within 3 Trading Days). Following sale of such Conversion Shares by the Holder, the Holder shall report the aggregate net proceeds of such sales to the Company, along with the Holder’s good faith determination of whether additional Conversion Shares are required to be issued in order to achieve the $1,350 per share conversion value. If additional Conversion Shares are required to be issued, the Company shall issue such additional shares as described above. If too many Conversion Shares were issued, such excess shares shall, at the option of the Holder, either reduce the Stated Value of the remaining outstanding Shares or be returned by the Holder, at the Holder’s option). On a monthly basis, at the request of the Company, the Holder shall provide written documentation of any sales of the Conversion Shares. The Holder shall not convert into Common Stock pursuant to Section 6 other than pursuant to the terms of the Exchange hereunder.

Consent for Debt Financing or INVT SPE LLC Financing.

Notwithstanding anything to the contrary in the SPA or Certificate of Designation, the Holder hereby consents to any Company non-equity linked financing or financing of its interest in the INVT SPE LLC (including a sale of the Class B Membership Interests thereof, provided that such financing does not include a Company linked equity security) (whether a single financing or a series of financings, “Permitted Financing”); provided, however, that (i) the first $3 million of aggregate net proceeds from Permitted Financing(s) shall be allocated to the Company, (ii) of the next $1 million of aggregate net proceeds from Permitted Financing(s), 25% of such proceeds shall be used to redeem any outstanding Shares, with the remaining 75% of such proceeds allocated to the Company, and (iii) with respect to amounts above $4 million in aggregate net proceeds from Permitted Financing, at least 50% of such proceeds shall be used to redeem any outstanding Shares, with the remaining 50% of such proceeds allocated to the Company, in each case otherwise pursuant to the redemption provisions set forth in the SPA and Certificate of Designation. Notwithstanding anything herein to the contrary, any other type of Subsequent Financing (as defined in the SPA), including but not limited to any issuances of Common Stock or Common Stock Equivalents, shall remain subject to the provisions of the SPA and Certificate of Designation. Notwithstanding anything in the SPA or Certificate of Designations to the contrary, (a) any redemptions hereunder shall be for a redemption price equal to $1,350 per Share, and (b) when redeeming Shares held by the Holder and all Other Holders, such redemptions shall be done pro rata based on the Shares held by such Holders immediately prior to redemption.

Leak-Out.

From the date that all Other Holders (as defined below) execute an agreement substantially similar to this Agreement (the “Effective Date”) until the Holder no longer holds any Shares or Conversion Shares (such period, the “Restricted Period”), neither the Holder, nor any Affiliate of such Holder which (x) had or has knowledge of the transactions contemplated by the SPA, (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Shares, or (z) is subject to such Holder’s review or input concerning such Affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), collectively, shall sell dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Restricted Period (any such date, a “Date of Determination”) a number of Conversion Shares in an amount more than the greater of (a) ___%[1] (the “Daily Volume Percentage”) of the trading volume of Common Stock as reported by Bloomberg, LP for the applicable Date of Determination and (b) $500; provided, that the foregoing restrictions shall not apply to any sales by the Holder or any of the Holder’s Trading Affiliates at a price greater than $0.20 at a time when the offer price of the Common Stock as reported by Bloomberg L.P. during regular market hours or after-market hours, as applicable, is greater than $0.20 (in each case, adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof) (“Break-out Price”); provided, however, if the Company does not regain Nasdaq listing of its Common Stock on or before November 22, 2017, the Break-Out Price commencing on November 23, 2017 shall be $0.15 (adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof).

[1] Pro rata portion of 25% among investors executing Agreements, based on shares of preferred stock currently held.

Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Shares or the Warrant Shares (the “Restricted Securities”) to any Person (an “Assignee”) in a transaction which does not need to be reported, without complying with (or otherwise limited by) the restrictions set forth in this Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, such Assignee Agreement shall reflect a Daily Volume Percentage equal to a pro rata portion of the Holder’s Daily Volume Percentage hereunder, relative to the remaining Shares then held by the Holder (and the Holder’s Daily Volume Percentage hereunder will subsequently be deemed to be reduced be the same amount).

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and shall be given in accordance with the terms of the SPA.

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by Sections 5.9 and 5.22 of the SPA.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, the other party or parties hereto will not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

The obligations of the Holder under this Agreement are several and not joint with the obligations of any other holder of any of the Securities issued under the SPA (each, an “Other Holder”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained in this Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder (or any amendment, modification, waiver or release thereof) (each a “Exchange Agreement”), is or will be more favorable to such Other Holder than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Exchange Agreement, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Exchange Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Exchange Agreement.

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[Signature Page to INVT Leakout]

Sincerely,

inventergy global, inc.

By:	_____________________
Name:
Title:

Agreed to and Acknowledged:

“HOLDER”

_____________________________

By: ____________________

Name:

Title:

ANNEX A

NOTICE OF EXCHANGE

(To be Executed by the Registered Holder in order to EXCHANGE Shares of Preferred Stock)

The undersigned hereby elects to exchange the number of shares of Series E Convertible Preferred Stock indicated below into shares of common stock, par value $0.001per share (the “Common Stock”), of Inventergy Global, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holders for any exchange, except for any such transfer taxes.

Exchange calculations:

Date to Effect Exchange: _____________________________________________
Number of shares of Preferred Stock owned prior to Exchange: _______________
Number of shares of Preferred Stock to be Exchanged: ________________________
Stated Value of shares of Preferred Stock to be Exchanged: ____________________
Assumed Exchange Price (based on prior VWAP):_________________________
Number of shares of Preferred Stock subsequent to Exchange: ________________
Address for Delivery: ______________________ or DWAC Instructions: Broker no: _________ Account no: ___________
[HOLDER] By:___________________________________ Name: Title: